EXHIBIT 99.1

Finish Line Reports First Quarter Fiscal Year 2013 Results

Q1 comp store sales increased 8.0%; Q1 EPS of $0.24; Company Raises Full Year Outlook

INDIANAPOLIS, June 29, 2012 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the first quarter, representing the 13-week period ended June 2, 2012.

For the first quarter ended June 2, 2012:

•	Consolidated net sales, inclusive of Finish Line and The Running Company, increased 6.5% to $319.0 million.

•	Finish Line comparable store sales increased 8.0% on top of a 6.5% increase for the same period a year ago.

•	Digital sales, which are included in the comparable store sales results, were up 28.1%.

•	Earnings per diluted share were $0.24.

“Our first quarter comparable sales performance reinforces the Finish Line’s status as a premier destination for athletic footwear,” said Chairman and Chief Executive Officer Glenn Lyon. “We are bringing the marquee brands and top products in our space to our consumers across multiple channels in an increasingly diverse way. As the consumer continues to redefine the retail experience, we are making investments behind an omni-channel strategy that we believe will strengthen our vendor relationships and enhance our connection with consumers. While we are still in the early stages of a multi-year transformation, I have great confidence in this organization’s ability to successfully deliver on our near-term promises while at the same time remain on a strategic course towards $2 billion in total company sales and $2.50 in earnings per share by fiscal 2016.”

Balance Sheet

As of June 2, 2012, consolidated merchandise inventories increased 14.6% to $236.5 million compared to $206.5 million as of May 28, 2011. For Finish Line, merchandise inventories increased by 11.9%.

The company repurchased 1.5 million shares of its outstanding common stock in the first quarter, totaling $32.4 million. The company has 2.3 million shares remaining on its 5-million-share authorization.

As of June 2, 2012, the company had no interest-bearing debt and $262.0 million in cash and cash equivalents, compared to $287.0 million a year ago.

Outlook

Based on first quarter results, the company now expects earnings per share for the fiscal year ending March 2, 2013 to increase between 6 to 7% over the $1.53 in fiscal 2012, which excludes the $0.07 impact from the 53rd week, up from its previous guidance of mid-single digit growth. This guidance assumes an annual comparable store sales increase of 5 to 6%.

Q1 Fiscal 2013 Conference Call Today, June 29, 2012 at 8:30 a.m.

The company will host a conference call for investors today, June 29, 2012, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #89310021. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #89310021. This recording will be made available through Friday, July 6, 2012. The replay will also be accessible online at www.finishline.com.

About Finish Line

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. The company has two retail divisions — Finish Line, which operates 640 Finish Line brand stores in malls across the U.S., and The Running Specialty Group, which operates 19 specialty running shops in seven states and the District of Columbia under The Running Company banner. Finish Line stores employ more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLineUSA. The Running Company stores carry a deep assortment of performance running shoes, apparel and accessories. Their trained experts advise everyone from beginner to advanced runners and provide free gait analysis to ensure the proper fit for each customer. The Running Company is tightly connected to its communities, hosting regular neighborhood group runs and sponsoring local races. More information on The Running Company can be found at www.therunningcompany.net.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as, but not limited to, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “build”, “may,” “should,” “will,” “estimates,” “indication”, “potential,” “optimistic,” “confidence,” “momentum”, “continue,” “lead to”, “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and the company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

The Finish Line, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share and store data)

	Thirteen Weeks Ended
	June 2, 2012	May 28, 2011
Net sales	$319,049	$299,474
Cost of sales (including occupancy costs)	214,390	196,211

Gross profit	104,659	103,263

Selling, general and administrative expenses	84,846	76,675
Store closing costs	95	17

Operating income	19,718	26,571

Interest income, net	71	142

Income before income taxes	19,789	26,713

Income tax expense	7,708	10,297

Net income	12,081	16,416
Net loss attributable to redeemable noncontrolling interest	197	—

Net income attributable to The Finish Line, Inc.	$12,278	$16,416

Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.24	$0.30

Diluted weighted average shares	51,403	53,973

Dividends declared per share	$0.06	$0.05

Finish Line store activity for the period:
Beginning of period	637	664
Opened	9	—
Closed	(6)	(7)

End of period	640	657

Square feet at end of period	3,457,170	3,533,930
Average square feet per store	5,402	5,379

Running Company store activity for the period:
Beginning of period	19	—
Opened	—	—
Closed	—	—

End of period	19	—

Square feet at end of period	57,302	—
Average square feet per store	3,016	—

	Thirteen Weeks Ended
	June 2, 2012	May 28, 2011
Net sales	100.0%	100.0%
Cost of sales (including occupancy costs)	67.2	65.5

Gross profit	32.8	34.5

Selling, general and administrative expenses	26.6	25.6
Store closing costs	—	—

Operating income	6.2	8.9

Interest income, net	—	—

Income before income taxes	6.2	8.9

Income tax expense	2.4	3.4

Net income	3.8	5.5
Net loss attributable to redeemable noncontrolling interest	0.1	—

Net income attributable to The Finish Line, Inc.	3.9%	5.5%

	Condensed Consolidated Balance Sheets
	June 2, 2012	May 28, 2011	March 3, 2012
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$261,958	$287,045	$307,494
Merchandise inventories, net	236,545	206,501	220,405
Other current assets	24,130	13,234	24,849
Property and equipment, net	137,749	124,021	126,997
Other assets	31,668	27,831	31,751

Total assets	$692,050	$658,632	$711,496

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$132,402	$103,348	$138,683
Deferred credits from landlords	30,150	32,877	30,080
Other long-term liabilities	13,583	14,450	13,196
Redeemable noncontrolling interest	5,795	—	—
Shareholders’ equity	510,120	507,957	529,537

Total liabilities and shareholders’ equity	$692,050	$658,632	$711,496

Media Contact:	Investor Contact:
Megan Faulkner	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6985	317-613-6914